UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 20, 2012 (July 16, 2012)

11 GOOD ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54132	26-0299315
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4450 Belden Village Street N.W., Suite 800 Canton, OH		44718
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(303) 492-3835

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          We believe this Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our Management, based on information currently available to our Management. When we use words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should,” “likely” or similar expressions, we are making forward-looking statements. Forward-looking statements include information concerning our possible or assumed future results of operations. They involve risks, uncertainties and assumptions. Our future results and stockholder values may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” contained in our Form 10-K for the fiscal year ended December 31, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On July 16, 2018, Mario Larach resigned as an officer and director of the Company. At the next board meeting it is anticipated that Gary R. Smith, who currently serves as Chief Operating Officer, will become interim Chief Executive Officer until his successor is elected.

Item 8.01 Other Events.

On July 16, 2012, the Company received $81,000 from an investor to purchase 27,000 shares of Common Stock at $3.00 per share. These funds are being utilized by the Company to install six storage facilities which are owned by the Company at various fuel storage terminals of Kenan Advantage Group (“KAG”). Installation of these storage facilities should be completed by mid September, 2012. Management believes that KAG will purchase approximately 20,000 gallons of bio diesel per month for these storage facilities. Based upon the current selling price of our G2 Diesel of $5.15 per gallon, sales by the Company to these six storage facilities should generate approximately $100,000 per month after installation is completed.

The glycerin by-product from the production of approximately 20,000 gallons of G2 Diesel per month is expected to yield an estimated 2,200 gallons of crude glycerin. As previously announced in a prior Form 8-K filed in May 2012, the Company has an independent sales agreement with MAX V, LLC to make every effort to sell its glycerin by product at $25 per gallon to dairy farmers and to then pay 50% of all sales collected to the Company.

No assurances can be given that the Company’s G2 Diesel and glycerin by product will be successfully sold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

11 Good Energy, Inc., a Delaware corporation
Date: July 20, 2012	By:	/s/ Gary R. Smith Gary R. Smith, Chief Operating Officer